As filed with the Securities and Exchange Commission on May 19, 2009
Registration No. 333-159058
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XINHUA SPORTS & ENTERTAINMENT LIMITED
(formerly Xinhua Finance Media Limited)
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
2201, Tower D, Central International Trade Center
6A Jian Wai Avenue, Chaoyang District
Beijing, 100022
People’s Republic of China
(86 10) 8567-6000
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Law Debenture Corporate Services, Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, Address and Telephone Number of Agent for Service)

Copies to:
David T. Zhang, Esq.
John A. Otoshi, Esq.
Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
(852) 2522-7886
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each class of	Amount to be	Offering Price	Aggregate	Amount of
securities to be registered	Registered	per Share	Offering Price	Registration Fee
Common shares, par value $0.001 per common share(1)	84,743,194 shares(1)(2)	US$0.335	US$28,388,970 (3)	US$1,585 (4)

(1)	These shares are represented by the Registrant’s American Depositary Shares, or ADSs, each of which represents two class A common shares. The Registrant’s ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-140813).

(2)	Includes (i) 68,768,293 class A common shares; (ii) 12,681,391 class A common shares underlying the Series B convertible preferred shares issued to date; and (iii) 3,293,510 class A common shares underlying dividends that may be issued on the Series B convertible preferred shares.

(3)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Registrant’s ADSs on May 14, 2009 as reported on the Nasdaq Global Market, which was US$0.70 per ADS (equal to US$0.35 per common share) and US$0.64 per ADS (equal to US$0.32 per common share), respectively.

(4)	Of which US$1,384 was previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE	1
INDEX TO FINANCIAL STATEMENTS	F-1
EX-23.1

EXPLANATORY NOTE
     This Amendment No. 1 to our registration statement on Form F-3, initially filed with the Securities and Exchange Commission on May 8, 2009, is being made to correct a typographical error regarding the date of the reports of the independent registered public accounting firm provided in connection with the consolidated financial statements of Accord Group Investments Limited and its predecessor entity Beijing Shiji Guangnian Advertising Co., Ltd. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, the financial statements of Accord Group Investments Limited and its predecessor entity Beijing Shiji Guangnian Advertising Co., Ltd. (including the auditor’s report) and Part II of the registration statement.

1

INDEX TO FINANCIAL STATEMENTS

Accord Group Investments Limited and predecessor entity — Beijing Shiji Guangnian Advertising Co., Ltd.

Index to Consolidated Financial Statements

Reports of independent registered public accounting firm	F-2

Consolidated balance sheets as of August 18, 2005 (predecessor entity — Beijing Shiji Guangnian Advertising Co., Ltd.), December 31, 2005 and (unaudited) as of June 30, 2006	F-4

Consolidated statements of operations for the period from February 1, 2005 (date of establishment of Beijing Shiji Guangnian Advertising Co., Ltd.) to August 18, 2005; for the period from August 19, 2005 (date Accord Group Investments Limited acquired Beijing Shiji Guangnian Advertising Co., Ltd.) to December 31, 2005; (unaudited) for the period from February 1, 2005 (date of establishment of Beijing Shiji Guangnian Advertising Co., Ltd.) to June 30, 2005; and (unaudited) for the six-month period ended June 30, 2006
F-5

Consolidated statements of owners’/shareholders’ deficiency for the period from February 1, 2005 (date of establishment of Beijing Shiji Guangnian Advertising Co., Ltd.) to August 18, 2005; for the period from August 19, 2005 (date Accord Group Investments Limited acquired Beijing Shiji Guangnian Advertising Co., Ltd.) to December 31, 2005; (unaudited) for the period from February 1, 2005 (date of establishment of Beijing Shiji Guangnian Advertising Co., Ltd.) to June 30, 2005; and (unaudited) for the six-month period ended June 30, 2006
F-6

Consolidated statements of cash flows for the period from February 1, 2005 (date of establishment of Beijing Shiji Guangnian Advertising Co., Ltd.) to August 18, 2005; for the period from August 19, 2005 (date Accord Group Investments Limited acquired Beijing Shiji Guangnian Advertising Co., Ltd.) to December 31, 2005; (unaudited) for the period from February 1, 2005 (date of establishment of Beijing Shiji Guangnian Advertising Co., Ltd.) to June 30, 2005; and (unaudited) for the six-month period ended June 30, 2006
F-7

Notes to consolidated financial statements	F-8

ACCORD GROUP INVESTMENTS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Accord Group Investments Limited:

We have audited the accompanying consolidated balance sheet of Accord Group Investments Limited and its subsidiaries and affiliates (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, shareholders’ deficiency, and cash flows for the period from August 19, 2005 (date Accord Group Investments Limited acquired Beijing Shiji Guangnian Advertising Co., Ltd.) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and the consolidated results of its operations and its cash flows for the period from August 19, 2005 (date Accord Group Investments Limited acquired Beijing Shiji Guangnian Advertising Co., Ltd.) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Hong Kong
September 22, 2006

BEIJING SHIJI GUANGNIAN ADVERTISING CO., LTD.
PREDECESSOR TO ACCORD GROUP INVESTMENTS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Owners of
Beijing Shiji Guangnian Advertising Co., Ltd.:

We have audited the accompanying balance sheets of Beijing Shiji Guangnian Advertising Co., Ltd. (Predecessor to Accord Group Investments Limited, the “Predecessor”) as of August 18, 2005 and the related statements of operations, owner’s deficiency, and cash flows for the period from February 1, 2005 (date of establishment) to August 18, 2005. These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Predecessor is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Predecessor as of August 18, 2005 and the results of its operations and its cash flows for the period from February 1, 2005 (date of establishment) to August 18, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Hong Kong
September 22, 2006

ACCORD GROUP INVESTMENTS LIMITED

CONSOLIDATED BALANCE SHEETS

	(Predecessor)	(Successor)	(Successor)
	August 18,	December 31,	June 30,
	2005	2005	2006
			(Unaudited)
	(In U.S. dollars)

ASSETS
Current assets:
Cash	$30,703	$237,648	$265,090
Accounts receivable	126,248	83,722	113,625
Prepaid expenses and other current assets	204,911	14,766	66,784
Amount due from a related party	118,110	—	12,100
Deferred tax assets	167,592	—	—

Total current assets	647,564	336,136	457,599
Property and equipment, net	39,003	137,697	135,141
Intangible assets, net	—	1,341,006	1,257,717
Rent deposits	22,967	69,326	—

Total assets	$709,534	$1,884,165	$1,850,457

LIABILITIES AND OWNERS’/SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$116,716	$274,355	$1,104,495
Accrued expenses and other payables	20,483	73,708	54,767
Deferred revenue	267,674	626,994	496,584
Amounts due to related parties	958,419	1,883,357	2,458,949
Income tax payable	—	—	24,923

Total current liabilities	1,363,292	2,858,414	4,139,718
Deferred tax liability	—	442,561	415,072

Total liabilities	1,363,292	3,300,975	4,554,790

Commitments (Note 10)
Minority interest	—	—	—

Owners’/Shareholders’ deficiency:
Ordinary shares (par value $1; authorized 50,000 shares; issued and outstanding 100 as of December 31, 2005 and 100 (unaudited) as of June 30, 2006)	—	100	100
Registered capital	370,416	—	—
Accumulated deficit	(1,024,174)	(1,416,910)	(2,704,433)

Total owners’/shareholders’ deficiency	(653,758)	(1,416,810)	(2,704,333)

Total liabilities and owners’/shareholders’ deficiency	$709,534	$1,884,165	$1,850,457

See notes to consolidated financial statements

ACCORD GROUP INVESTMENTS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

			For the Period
			from August 19,
			2005 (Date Accord
			Group Investments
			Limited Acquired
			Beijing Shiji
	For the Period from	For the Period from	Guangnian
	February 1, 2005	February 1, 2005	Advertising	For the Six
	to August 18, 2005	to June 30, 2005	Co., Ltd.) to	Months Ended
	(Predecessor)	(Predecessor)	December 31, 2005	June 30, 2006
		(Unaudited)		(Unaudited)
	(In U.S. dollars)

Radio advertising revenue, net	$511,584	$402,143	$491,316	$626,757
Cost and expenses:
Cost of revenue	1,457,839	1,145,702	872,925	1,337,018
Selling and distribution	84,474	64,941	622,382	255,123
General and administrative	161,220	101,621	272,006	334,321

Total cost and expenses	1,703,533	1,312,264	1,767,313	1,926,462

Loss from operations	(1,191,949)	(910,121)	(1,275,997)	(1,299,705)
Interest income	183	130	1,240	2,686

Loss before provision for income taxes (benefit)	(1,191,766)	(909,991)	(1,274,757)	(1,297,019)

Provision for income taxes (benefit)	(167,592)	—	142,153	(9,496)

Net loss	$(1,024,174)	$(909,991)	$(1,416,910)	$(1,287,523)

See notes to consolidated financial statements

ACCORD GROUP INVESTMENTS LIMITED

CONSOLIDATED STATEMENTS OF OWNERS’/SHAREHOLDERS’ DEFICIENCY

	Ordinary Shares
	Number	Par	Registered	Accumulated
	of Shares	Value	Capital	Deficit	Total
	(In U.S. dollars, except for share data)

Predecessor Entity — Beijing Shiji Guangnian Advertising Co., Ltd:
Balance, February 1, 2005	—	$—	$370,416	$—	$370,416
Net loss		—	—	(1,024,174)	(1,024,174)

Balance, August 18, 2005	—	$—	$370,416	$(1,024,174)	$(653,758)

Accord Group Investments Limited:
Issuance of ordinary shares	100	$100	$—	$—	$100
Net loss		—	—	(1,416,910)	(1,416,910)

Balance, December 31, 2005	100	100	—	(1,416,910)	(1,416,810)

Net loss (unaudited)		—	—	(1,287,523)	(1,287,523)

Balance, June 30, 2006 (unaudited)	100	$100	$—	$(2,704,433)	$(2,704,333)

See notes to consolidated financial statements

ACCORD GROUP INVESTMENTS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the Period
			from August 19,
			2005 (Date Accord
			Group Investments
			Limited Acquired
			Beijing Shiji
	For the Period from	For the Period from	Guangnian
	February 1, 2005	February 1, 2005	Advertising	For the Six
	to August 18, 2005	to June 30, 2005	Co., Ltd.) to	Months Ended
	(Predecessor)	(Predecessor)	December 31, 2005	June 30, 2006
		(Unaudited)		(Unaudited)
	(In U.S. dollars)

Cash flows from operating activities:
Net loss	$(1,024,174)	$(909,991)	$(1,416,910)	$(1,287,523)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,115	1,909	81,059	118,387
Deferred income taxes	(167,592)	—	142,153	(34,419)
Changes in operating assets and liabilities:
Accounts receivable	(126,248)	(267,317)	42,526	(29,903)
Rent deposit	(22,967)	(24,052)	(46,359)	69,326
Prepaid expenses and other current assets	(204,911)	(281,600)	190,145	(8,865)
Accounts payable	116,716	495,888	157,639	830,140
Accrued expenses and other payables	20,483	18,872	53,225	(18,941)
Deferred revenue	267,674	341,498	359,320	(130,410)
Income taxes payable	—	—	—	24,923

Net cash used in operating activities	(1,137,904)	(624,793)	(437,202)	(467,285)

Cash flows from investing activities:
Purchases of property and equipment	(42,118)	(41,007)	(59,516)	(54,689)
Deposits paid for purchase of property and equipment	—	—	(43,153)	—
Acquisition of a subsidiary, net of cash received	—	—	(265,629)	—
Acquisition of additional interest in a subsidiary	—	—	—	(14,076)
Amount due from a related party	(118,110)	—	118,110	(12,100)

Cash used in investing activities	(160,228)	(41,007)	(250,188)	(80,865)

Cash flows from financing activities:
Amounts due to related parties	958,419	296,333	924,938	575,592
Capital contributions	370,416	370,416	—	—
Issues of ordinary shares	—	—	100	—

Cash provided by financing activities	1,328,835	666,749	925,038	575,592

Net increase in cash	30,703	949	237,648	27,442
Cash, beginning of the period	—	—	—	237,648

Cash, end of the period	$30,703	$949	$237,648	$265,090

See notes to consolidated financial statements

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars)

1.	Organization and principal activities

Accord Group Investments Limited (“Accord”) was established in the British Virgin Islands (the “BVI”) on June 15, 2005. Accord and its subsidiaries and consolidated variable interest entity (“VIE”, collectively the “Company”) place advertisements, provide advertising services to customers in the PRC and have the exclusive rights to sell advertising for and the rights to provide content to the EasyFM radio stations of Beijing and Shanghai. The Company also provides design and production services to its customers. To date, revenue from design and production services has not been material.

On January 23, 2006, Xinhua Finance Limited (“XFL”) acquired 19% equity interest of the Company from and transferred all its 19% beneficial interests in the Company to Xinhua Finance Media Limited (“XFM”). On September 22, 2006, XFM acquired an additional 61% beneficial interest in the Company. On November 1, XFM obtained the remaining 20% equity in Accord from the selling shareholder by issuing 125,053 of its class A shares. XFM has agreed to provide continuous financial and operational support to the Company.

The following is a summary and description of Accord’s consolidated VIEs and its majority-owned subsidiaries:

•	Great Triumph Investments Ltd. (“Great Triumph”) was incorporated in the British Virgin Islands (the “BVI”) on June 13, 2005 and acted as an investment holding company. The entire equity interest of Great Triumph was acquired by Accord on July 8, 2005.

•	New China Media Co., Ltd. (“New China”) was incorporated in the BVI by Great Triumph on August 18, 2005. It is a wholly-owned investment holding company.

•	In addition, Accord is the primary beneficiary of Beijing Shiji Guangnian Advertising Co., Ltd. (“Shiji Guangnian” or the “Predecessor”), a variable interest entity (“VIE”) through a number of agreements establishing effective control, including an equity pledge agreement, a subrogation agreement and an option agreement dated August 18, 2005 with the VIE’s equity owner. A variable interest entity (“VIE”) is an entity in which equity investors generally do not have the characteristics of a “controlling financial interest” or there is not sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. A VIE is consolidated by its primary beneficiary when it is determined that the primary beneficiary will absorb the majority of the VIE’s expected losses and/or expected residual returns. Consistent with the provisions of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51” (as revised, ‘FIN 46R”). Shiji Guangnian is a predecessor to Accord and Shiji Guangnian is included in the consolidated financial statements of Accord.

Shiji Guangnian, was established in the PRC on February 1, 2005 by two PRC citizens for a term of 20 years and provides advertising placement services to customers in Beijing. Through a number of agreements establishing effective control, including an equity pledge agreement, a subrogation agreement and an option agreement dated August 19, 2005, Shiji Guangnian is accounted for as an 80%-owned VIE of Accord and is included in the consolidated financial statements of Accord. As of December 31, 2005, the equity interest holder in Shiji Guangnian maintains a 20% economic interest that is recorded as minority interest. On March 23, 2006 and September 22, 2006, XFM acquires the remaining 3.8% and 16.2% equity interest respectively, in Shiji Guangnian through a number of agreements.

Minority interest in the net assets consists of the amount of those interests at the date of the acquisition and the minority’s share of changes in equity since the date of the acquisition. Without the binding obligation from the minority shareholder to make an additional investment to cover the losses, minority shareholder would only share the losses of the relevant subsidiary up to its cost of investment.

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following financial statement amounts and balances of Shiji Guangnian as of December 31, 2005 and covering the period from August 19, 2005 (effective date of the nomination and equity pledge agreements) to December 31, 2005 were included in the accompanying consolidated financial statements:

Total assets (excluding goodwill and intangible assets)	$1,866,400
Total liabilities	2,962,575
Total net revenues	491,316
Total cost and expenses	1,767,313
Net loss	1,416,910

2.	Summary of principal accounting policies

(a)	Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

(b)	Basis of consolidation

The Predecessor’s financial statements represented the financial statements of Shiji Guangnian.

The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiaries and a variable interest entity, Shiji Guangnian. VIEs are entities in which equity investors generally do not have the characteristics of a “controlling financial interest” or there is not sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. VIEs are consolidated by the Company when it is determined that it will, as the primary beneficiary, absorb the majority of the VIEs expected losses and/or expected residual returns.

All inter-company transactions and balances have been eliminated upon consolidation.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements included useful lives of property and equipment and intangible assets and impairment of long-lived assets.

(d)	Revenue recognition

Advertising revenue is recognized when advertisements are aired on radio.

Payments received in advance are deferred until earned and are reported as deferred revenue in the consolidated balance sheets.

Revenues are recorded net of applicable business taxes totaling $nil for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; (unaudited) $nil for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005; $377 for the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) $nil for the period from January 1, 2006 to June 30, 2006.

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company extends credit based upon an evaluation of the customers’ financial condition and collateral is not required from such customers. Allowances for estimated credit losses, rate adjustments and discounts are generally established based on historical experience.

(e)	Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over the following estimated useful lives:

Leasehold improvements	Lesser of 5 years or lease term
Furniture, fixtures and equipment	5 years

(f)	Intangible assets

Intangible assets consist of exclusive advertising agreement and customer base arising from the acquisition of Shiji Guangnian as described in Note 3, which are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the intangible assets’ useful lives.

(g)	Impairment of long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss as the excess of carrying amounts over fair value of the assets. There were no impairment losses recorded for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005 (unaudited); the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and the period from January 1, 2006 to June 30, 2006 (unaudited).

(h)	Income taxes

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net operating loss carryforwards and credits by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

(i)	Foreign currency translation

Functional currencies of the Company and its subsidiaries, including Shiji Guangnian, are either Renminbi (“RMB”) or Hong Kong dollars (“HKD”). Transactions denominated in other currencies are translated into RMB or HKD at the average rates of exchange prevailing during each period. Monetary assets and liabilities denominated in other currencies are translated into RMB or HKD at rates of exchange in effect on the balance sheet dates. Nonmonetary assets and liabilities are remeasured into RMB or HKD at historical exchange rates. Transactions denominated in HKD were not material for the period.

The Company and Shiji Guangnian use the U.S. dollar as its reporting currency. Accordingly, assets and liabilities are translated using exchange rates in effect at the balance sheet date and average exchange rates for the period are used for revenue and expense transactions.

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Currency transaction gains and losses are recorded in the consolidated statement of operations. Translation adjustments are recorded in accumulated other comprehensive income, a component of shareholders’ equity.

(j)	Concentration of credit risk

The following customers contributed 10% or more of the Company’s revenues:

			For the Period
			from August 19,
			2005 (Date Accord
			Group Investments
			Limited Acquired
			Beijing Shiji
	For the Period from	For the Period from	Guangnian	For the Six-
	February 1, 2005	February 1, 2005	Advertising	Month
	to August 18, 2005	to June 30, 2005	Co., Ltd.) to	Period Ended
	(Predecessor)	(Predecessor)	December 31, 2005	June 30, 2006
			(Unaudited)	(Unaudited)

Customer A	85,497	*	*	*
Customer B	75,194	*	*	*
Customer C	*	75,935	*	*

* Represents less than 10% of revenue.

Three customers, three customers and four customers as of August 18, 2005 (Predecessor Entity — Shiji Guangnian), December 31, 2005 and (unaudited) June 30, 2006 representing an aggregate of 100%, 100% and (unaudited) 93% of the Company’s accounts receivable balance at August 18, 2005 (Predecessor Entity — Shiji Guangnian), December 31, 2005 and (unaudited) June 30, 2006, respectively. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts and such loss have been within management’s expectations.

All of the Company’s revenue for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005 (unaudited); the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and the period from January 1, 2006 to June 30, 2006 (unaudited) were generated from the PRC.

(k)	Fair value of financial instruments

The carrying amounts of accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and other payables, deferred revenue and amounts due from (to) related parties approximate their fair values due to the short-term maturity of these instruments.

(l)	Unaudited interim financial information

The financial information with respect to the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005 and the six-month period ended June 30, 2006 is unaudited and has been prepared on the same basis as the audited consolidated financial statements. In the opinion of management, such unaudited financial information contains all adjustments, consisting of only normal recurring adjustment, necessary for a fair presentation of the results of such periods, The results of operations for the six-month period ended June 30, 2006 are not necessarily indicative of results to be expected for the full year.

(m)	Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123 (revised 2004), “Share-Based Payments” or SFAS 123R. This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principles Board (“APB”)

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Opinion No. 25, “Accounting for Stock Issued to Employees” to stock compensation awards issued to employees. Rather, SFAS 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award — the requisite service period (usually the vesting period). SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. SFAS 123R is effective for the fiscal year beginning January 1, 2006. The adoption of this statement did not have a material effect on the Company’s financial position, results of operations and cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces Accounting Principles Board Opinions No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28.” SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement did not have a material effect on the Company’s financial position, results of operations and cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income tax positions in FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company will adopt FIN 48 in the first quarter of 2007. The Company has not determined its impact, if any, of FIN 48 on its financial position, results of operations and cash flows.

In September, 2006 the FASB issued FASB Statement No. 157, (“SFAS 157”), “Fair Value Measurement.” SFAS 157 addresses standardizing the measurement of fair value for companies who are required to use a fair value measure of recognition for recognition or disclosure purposes. The FASB defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measure date.” SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the impact, if any, of SFAS 157 on its financial position, results of operations and cash flows.

3.	Acquisition

On August 19, 2005, the Company became the primary beneficiary of Shiji Guangnian through a number of loan agreements, equity pledge agreements, exclusive equity purchase option agreements and subrogation agreements. Accordingly, Shiji Guangnian is considered to be an 80%-owned VIE of the Company and is accounted for similar to a purchase. All assets acquired and liabilities assumed are stated at fair value. Purchase price for the acquisition consisted of $296,332 in cash payment. The primary asset acquired was radio, broadcasting, and advertising agency operations in the PRC which would enhance the Company’s geographic reach and operating scope. The Company has consolidated the operating results of Shiji Guangnian effective on the date of nomination and equity pledge agreement.

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of nomination and equity pledge agreement. The table also reflects a non-cash activity for purposes of the consolidated statement of cash flows:

Assets acquired:
Cash	$30,703
Accounts receivable	126,248
Prepaid expenses and other current assets	204,911
Amount due from a related party	118,110
Property and equipment, net	39,003
Rent deposits	22,967
Deferred tax assets	167,592

Total	709,534

Liabilities assumed:
Accounts payable	116,716
Accrued expenses and other payables	20,483
Deferred revenue	267,674
Amounts due to related parties	958,419
Deferred tax liability	468,000

Total	1,831,292

Net liabilities	(1,121,758)
Intangible assets	1,418,090

Net assets acquired	$296,332

Cash consideration	$296,332

		Amortization
		Period
		(Years)

Intangible assets comprised of:
Exclusive advertising agreement	$1,402,546	7
Customer base	15,544	3

Total	$1,418,090

80% of intangible assets relating to the acquisition of Shigi Guangnian were recognized.

The following pro forma information summarizes the effect of the acquisition, if the acquisitions had occurred as of February 1, 2005 (date of establishment of Shiji Guangnian). The pro forma information is presented for informational purposes only. It is based on historical information and does not purport to represent the actual results

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that may have occurred had the Company consummated the acquisitions on February 1, 2005, nor is it necessarily indicative of future results of operations of the combined enterprise:

For the Period from
February 1, 2005
to December 31, 2005

Pro forma revenues	$1,002,900
Pro forma net income from operations	(2,579,278)
Pro forma net loss	(2,542,536)

On June 21, 2006, based on the same conditions of the nomination and equity pledged agreements dated August 19, 2005, the Company acquired another 3.8% of the beneficial interest of Shiji Guangnian at a price of (unaudited) $14,076 which resulted in an additional intangible assets of (unaudited) $21,006 and the related deferred tax liability of $6,930. The purchase price for this acquisition was paid by XFL on behalf of the Company. The Company’s ownership of Shiji Guangnian increased to 83.8% as a result of this transaction. In September, 2006, the Company also acquired the remaining 16.2% of the equity of Shiji Guangnian at a consideration of $60,007, through the VIE equity owner.

4.	Property and equipment, net

Property and equipment, net consisted of the following:

	At August 18,	At December 31,	At June 30,
	2005 (Predecessor)	2005	2006
			(Unaudited)

Leasehold improvements	$—	$31,031	$79,881
Furniture, fixtures and equipment	42,118	70,603	76,442

Total	42,118	101,634	156,323
Less: accumulated depreciation and amortization	3,115	7,090	21,182

	39,003	94,544	135,141
Deposits paid for property and equipment	—	43,153	—

Property and equipment, net	$39,003	$137,697	$135,141

Depreciation and amortization expenses were $3,115 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; (unaudited) $1,909 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005; $3,975 for the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) $14,092 for the six-month period ended June 30, 2006.

5.	Intangible assets, net

Intangible assets, net consisted of the following:

	At December 31,	At June 30,
	2005	2006
		(Unaudited)

Exclusive advertising agreement	$1,402,546	$1,423,322
Customer base	15,544	15,774

Total	1,418,090	1,439,096
Less: accumulated amortization	77,084	181,379

Total	$1,341,006	$1,257,717

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense was $77,084 for the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) $104,295 six-month period ended June 30, 2006, respectively. The Company will record amortization expense of $208,590, $208,590, $206,647, $203,332, and $203,332 in the years ending 2006 through 2010, respectively.

6.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	At August 18,	At December 31,	At June 30,
	2005 (Predecessor)	2005	2006
			(Unaudited)

Prepaid expenses	$195,114	$8,174	$13,483
Rent deposits	—	—	49,937
Advance to suppliers	—	617	2,592
Other current assets	9,797	5,975	772

Total	$204,911	$14,766	$66,784

7.	Accrued expenses and other payables

Accrued expenses and other payables consisted of the following:

	At August 18,	At December 31,	At June 30,
	2005 (Predecessor)	2005	2006
			(Unaudited)

Accrued salary and welfare	$13,874	$68,821	$38,081
Advance from customers	3,087	—	12,360
Other taxes payable	3,516	1,172	1,239
Other	6	3,715	3,087

Total	$20,483	$73,708	$54,767

8.	Provision for income taxes

Under the current BVI law, income from Accord and Great Triumph is not subject to taxation.

All other subsidiaries of the Company were established in the PRC and are subject to PRC Enterprises Income Tax on the taxable income in accordance with the relevant PRC income tax laws at a statutory rate of 33% (30% state income tax plus 3% local income tax) on PRC taxable income.

Provision for income taxes comprises of the following:

			For the Period
			from August 19,
			2005 (Date Accord
			Group Investments
			Limited Acquired
			Beijing Shiji
	For the Period from	For the Period from	Guangnian
	February 1, 2005	February 1, 2005	Advertising	For the Six
	to August 18, 2005	to June 30, 2005	Co. Ltd.) to	Months Ended
	(Predecessor)	(Predecessor)	December 31, 2005	June 30, 2006
		(Unaudited)		(Unaudited)

Current Tax	$—	$—	$—	$24,923
Deferred Tax	(167,592)	—	142,153	(34,419)

Total	$(167,592)	$—	$142,153	$(9,496)

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The principal components of the deferred income tax assets are as follows:

	At August 18,
	2005	At December 31,	At June 30,
	(Predecessor)	2005	2006
			(Unaudited)

Deferred tax assets:
Net operating losses	$365,147	$563,670	$918,954
Less: valuation allowance	(197,555)	(563,670)	(918,954)

Deferred tax assets, net	$167,592	$—	$—

Deferred tax liability:
Intangible assets	$—	$442,561	$415,072

Total	$167,592	$(442,561)	$(415,072)

Due to the uncertainty of the level of PRC statutory income and our lack of operating history, management does not believe the Group will generate taxable PRC statutory income in the near future and does not believe that it is more likely than not that all of the deferred tax assets will be realized. As management does not believe that it is more likely than not that all of the deferred tax assets will be realized, a valuation allowance has been established for certain portions of deferred tax assets at August 18, 2005 and for the full amount of deferred tax assets at December 31, 2005 and (unaudited) June 30, 2006. The Company has operating loss carry forwards of $1,106,506 and $1,708,092 as of August 18, 2005 and December 31, 2005, respectively. The net operating loss carry forwards for the PRC subsidiaries expire on various dates through 2010.

Reconciliation between the provision for income taxes computed by applying the PRC enterprise income rate of 33% to income before income taxes is as follows:

		For the Period
		from August 19,
		2005 (Date Accord
		Group Investments
		Limited Acquired
		Beijing Shiji
	For the Period from	Guangnian
	February 1, 2005	Advertising
	to August 18, 2005	Co., Ltd.) to
	(Predecessor)	December 31, 2005

Net loss before provision for income taxes	$(1,191,766)	$(1,274,757)
PRC statutory tax rate	33%	33%

Income tax at statutory tax rate	(393,283)	(420,670)
Expenses not deductible for tax purposes:
Entertainment	1,184	8,862
Certain salaries and employee benefits	26,952	34,984
Promotion fees	—	144,810
Effect of different income tax rate in other jurisdiction	—	9,419
Change in valuation allowance	197,555	366,115
Other	—	(1,367)

Provision for income taxes (benefit)	$(167,592)	$142,153

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Related party transactions

Amounts due from (to) related parties were as follows:

	At August 18,	At December 31,	At June 30,
	2005 (Predecessor)	2005	2006
			(Unaudited)

Due from related party
Due from an affiliate	$118,110	$—	$12,100
Due to related parties:
Due to a shareholder	(403,652)	(1,579,538)	(1,579,538)
Due to affiliates	(554,767)	(303,819)	(879,411)

Total	$(958,419)	$(1,883,357)	$(2,458,949)

Amounts due from (to) related parties were non-interest bearing and payable on demand. Amounts due from related parties are expected to be collectable therefore no allowance for amounts due from related parties was considered necessary as of August 18, 2005, December 31, 2005 and (unaudited) June 30, 2006.

10.	Commitments

(a)	Capital purchase

The Company has entered into agreements during the period from August 19, 2005 (Date Accord Group Investments Limited acquired Beijing Shiji Guangnian Advertising Co., Ltd.) to December 31, 2005 for purchase of leasehold improvements for a total of $4,445. Unexpended balance at December 31, 2005 was $4,445.

There was no significant unexpended balance at June 30, 2006 (unaudited).

(b)	Operating leases

The Company has operating lease agreements principally for its office spaces in the PRC. These leases expire through August 2007 and are renewable upon negotiation. Rent expenses were $131,387 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; (unaudited) $72,361 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005; $165,376 for the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) $169,965 for the period from January 1, 2006 to June 30, 2006.

Future minimum lease payments under non-cancelable operating lease agreements are as follow at December 31, 2005:

2006	$257,414
2007	114,891

Total	$372,305

Future minimum lease payments under non-cancelable operating lease agreements are as follow at June 30, 2006 (unaudited):

Twelve months ending June 30, 2007	$171,891

(c)	Other

The Company has entered an agreement to purchase all advertising airtime from EasyFM stations in Beijing and Shanghai. As of August 18, 2005 (Predecessor Entity — Beijing Shiji Guangnian Advertising Co., Ltd.),

ACCORD GROUP INVESTMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2005 and June 30, 2006, future minimum purchase commitments under the agreement totaled approximately $2,071,243, $1,767,708, and (unaudited) $911,121.

11.	Segment information

The Company and Shiji Guangnian (Predecessor entity) principally operate in one segment in providing advertising placement service. All of the identifiable assets of the Company and Shiji Guangnian are located in the PRC.

During the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; and (unaudited) the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005, the chief decision maker of Shiji Guangnian was its General Manager.

During the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) for the six-month period ended June 30, 2006, the chief decision maker of Company was its General Manager.

12.	Employee benefit plans

Employees of the Company located in the PRC are covered by the retirement schemes defined by local practice and regulations, which are essentially defined contribution schemes. The amounts to be contributed are determined based on 20% of the applicable payroll costs. The amounts paid by the Company to these defined contribution schemes were $15,753 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; (unaudited) $5,602 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005; $16,137 for the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) $25,206 for the six-month period ended June 30, 2006.

In addition, the Company is required by law to contribute approximately 1.2% to 10% of applicable salaries for medical insurance benefits, housing funds, unemployment, and other statutory benefits. The PRC government is directly responsible for the payment of the benefits to these employees. The amounts contributed for medical insurance benefits were $9,261 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; (unaudited) $3,409 for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005; $4,737 for the period from August 19, 2005 (date the Company acquired of Shiji Guangnian) to December 31, 2005; and (unaudited) $9,576 for the six-month period ended June 30, 2006. The amounts contributed for other benefits were not material for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; (unaudited) the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005; the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) the six-month period ended June 30, 2006.

13.	Statutory reserves

As stipulated by the relevant laws and regulations in the PRC, the Company is required to maintain non-distributable reserves which include a statutory surplus reserve and a statutory welfare reserve. Appropriations to the statutory surplus reserve are required to be made at not less than 10% of profit after taxes as reported in the Company’s PRC statutory financial statements. The statutory welfare reserve allocations are determined annually at the discretion of the Company’s board of directors. Once appropriated, these amounts are not available for future distribution to owners or shareholders. The statutory surplus reserve may be applied against prior year losses, if any, and may be applied to the purchase of capital assets upon the board of directors’ approval. There were no contributions to the statutory surplus reserve and the statutory welfare reserve for the period from February 1, 2005 (date of establishment of Shiji Guangnian) to August 18, 2005; (unaudited) the period from February 1, 2005 (date of establishment of Shiji Guangnian) to June 30, 2005; the period from August 19, 2005 (date the Company acquired Shiji Guangnian) to December 31, 2005; and (unaudited) the six-month period ended June 30, 2006.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors against all actions, proceedings, costs, charges, losses, damages and expenses incurred in their capacities as such, except through their own willful neglect or default.
     Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to our F-1 registration statement (File No. 333-140808), as amended, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS
     The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.

ITEM 10.	UNDERTAKINGS
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.
     (5) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Xinhua Sports & Entertainment Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China on May 19, 2009.

XINHUA SPORTS & ENTERTAINMENT LIMITED
By:	/s/ Fredy Bush
Name: Fredy Bush
Title: Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Fredy Bush Name: Fredy Bush	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	May 19, 2009
/s/ Andrew Chang Name: Andrew Chang	Chief Financial Officer (principal financial and accounting officer)	May 19, 2009
/s/ * Name: Zhu Shan	Chief Operating Officer and Director	May 19, 2009
/s/ * Name: Graham Earnshaw	President and Director	May 19, 2009
/s/ * Name: Aloysius T. Lawn	Director	May 19, 2009
/s/ * Name: John H. Springer	Director	May 19, 2009
/s/ * Name: Zhao Li	Director	May 19, 2009
/s/ * Name: Long Qiu Yun	Director	May 19, 2009
/s/ * Name: David Olson	Director	May 19, 2009
/s/ * Name: Larry Kramer	Director	May 19, 2009
/s/ * Name: Steve Richards	Director	May 19, 2009

Signature	Title	Date
/s/ * Name: Li Shantong	Director	May 19, 2009
/s/ * Name: David Green	Director	May 19, 2009
/s/ * Name: Donald J. Puglisi Managing Director, Puglisi & Associates	Authorized U.S. Representative	May 19, 2009
*By: /s/ Fredy Bush Name: Fredy Bush Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
4.1	Registrant’s Specimen American Depositary Receipt (included in exhibit 4.3).
4.2	Registrant’s Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.2 from our F-1 registration statement (File No. 333-140808), as amended, initially filed with the Commission on February 21, 2007).
4.3	Form of Deposit Agreement among the Registrant, the depositary and holders of the American depositary receipts (incorporated by reference to Exhibit 4.3 from our F-1 registration statement (File No. 333-140808), as amended, initially filed with the Commission on February 21, 2007).
4.4	Investor Rights Agreement dated as of March 16, 2006, among the Registrant, Xinhua Finance Limited and Patriarch Partners Media Holdings LLC (incorporated by reference to Exhibit 4.6 from our F-1 registration statement (File No. 333-140808), as amended, initially filed with the Commission on February 21, 2007).
4.5	Series B Preferred Share Purchase Agreement between Yucaipa Global Partnership Fund L.P. and the Registrant, dated February 18, 2008 (incorporated by reference to Exhibit 4.57 from our annual report on Form 20-F (File No. 001-33328), filed with the Commission on May 19, 2008).
4.6	Shareholders Agreement among Yucaipa Global Partnership Fund L.P., Xinhua Finance Limited and the Registrant, dated February 28, 2008 (incorporated by reference to Exhibit 4.58 from our annual report on Form 20-F (File No. 001-33328), filed with the Commission on May 19, 2008).
4.7	Registration Rights Agreement between the Registrant and Yucaipa Global Partnership Fund L.P., dated February 28, 2008 (incorporated by reference to Exhibit 4.59 from our annual report on Form 20-F (File No. 001-33328), filed with the Commission on May 19, 2008).
4.8	Investor and Registration Rights Agreement among the Registrant, Xinhua Finance Media Limited and the Investor parties thereto, dated as of October 21, 2008. (incorporated by reference to Exhibit 4.45 from our annual report on Form 20-F (File No. 001-33328), filed with the Commission on April 30, 2009).
5.1†	Opinion of Conyers Dill & Pearman regarding the validity of the common shares.
8.1†	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1).
8.2†	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.
23.1††	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm.
23.2†	Consent of Latham & Watkins LLP (included in Exhibit 8.2).
23.3†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.4†	Consent of Commerce & Finance Law Offices.
24.1†	Powers of Attorney (included as part of the signature page in Part II of this registration statement).

†	Previously filed on May 8, 2009

††	Filed herewith with respect to the consent relating to the consolidated financial statements of Accord Group Investments Limited and its predecessor entity Beijing Shiji Guangnian Advertising Co., Ltd. only.